                                  EXHIBIT 23(B)


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Habersham Bancorp on Form S-8 of our report dated January 17, 1997, appearing in the Annual Report on Form 10-KSB of Habersham Bancorp for the year ended December 31, 1996.



Deloitte & Touche LLP
Atlanta, Georgia
March 17, 1998